nStor Technologies, Inc.
                                   Exhibit 11
              Statement Regarding Computation of Per Share Earnings
                      For the Year Ended December 31, 2002


Weighted Average Common Shares Outstanding

                                            Outstanding        Weighted Average
             Period                        Common Shares             Shares
January 1, 2002 - January 22, 2002          114,603,144            6,907,587
January 23, 2002 - June 6, 2002             115,049,920           42,552,710
June 7, 2002 - October 7, 2002              137,549,920           46,352,439
October 8, 2002 - December 31, 2002         142,076,947           33,086,412
                                                                 -----------
                                                                 128,899,148
                                                                 ===========


Net loss                                 ($7,984,375)
                                         ============
Net loss per common share                      ($.06)
                                         ============